Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 23, 2007 on the consolidated financial statements of Pipex Pharmaceuticals, Inc. and Subsidiaries for the years ended December 31, 2006 and 2005 and for the period from January 8, 2001 (inception) to December 31, 2006, included herein on the registration statement of Pipex Pharmaceuticals, Inc. and Subsidiaries on Form SB-2 (amendment no. 1), and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Berman & Company, P.A. BERMAN & COMPANY, P.A. Certified Public Accountants
Boca Raton, Florida January 16, 2008